UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 28, 2024

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Compass Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-39696	82-4876496
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 Guest Street, Suite 601

Boston, Massachusetts 02135

(Address of Principal Executive Offices) (Zip Code)

(617) 500-8099

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CMPX	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Officer Departure

On May 28, 2024, Vered Bisker-Leib, PhD, MBA, resigned as Chief Executive Officer (Principal Executive Officer and Principal Financial and Accounting Officer) and resigned as a member of the Board of Directors, of Compass Therapeutics, Inc. (the “Company”) effective the same date. Dr. Bisker-Leib’s resignation from the Board of Directors is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. As a result of Dr. Bisker-Leib’s resignation from the Board, the size of the Board of Directors was reduced to seven members.

Effective May 28, 2024, Dr. Bisker-Leib entered into a Separation Agreement with the Company (the “Separation Agreement”). Contemporaneously with the signing of the Separation Agreement, effective on May 28, 2024, the Company entered into a Consulting Agreement with Dr. Bisker-Leib (the “Consulting Agreement”).

Under the Separation Agreement, the Company agreed to pay Dr. Bisker-Leib (a) 18 months of continued base salary payments and (b) up to 18 months of Company-reimbursed Consolidated Omnibus Budget Reconciliation Act (COBRA) premiums. Under the Separation Agreement, Dr. Bisker-Leib executed a release of claims in favor of the Company and also agreed to certain confidentiality, non-disclosure and cooperation covenants in favor of the Company.

Under the Consulting Agreement, Dr. Bisker-Leib will provide services to the Company for a period of 15 months (the “Consulting Period”) unless terminated earlier pursuant to the Consulting Agreement (the end of such Consulting Period, the “Consulting End Date”). The Company will compensate Dr. Bisker-Leib $45,000 annually, to be paid in quarterly installments under the Consulting Agreement. Dr. Bisker-Leib’s outstanding equity rights at the time of entry into the Separation Agreement will continue to vest during the Consulting Period. Per the Separation Agreement, any such vested options at the Consulting End Date will continue to be exercisable for a period of six months following the Consulting End Date. The Consulting Agreement contains covenants of non-competition, non-solicitation and non-disparagement during the Consulting Period.

The descriptions above are only a summary of the terms of the Separation Agreement and the Consulting Agreement and are qualified in their entirety by such agreements, which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Officer Appointment

On May 28, 2024, the Board of Directors appointed Thomas Schuetz, MD, PhD, then-current President of Research and Development and Vice Chair of the Board of Directors of the Company, as President and Chief Executive Officer of the Company, and as Principal Executive Officer, Principal Financial and Principal Accounting Officer of the Company, effective immediately.

There are no other arrangements or understandings between Dr. Schuetz and any other person pursuant to which he was appointed to the positions described in this Current Report on Form 8-K, and Dr. Schuetz is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K. Please see the Proxy Statement on Schedule 14A filed by the Company on April 29, 2024, for Dr. Schuetz’s biographical information, which biographical information is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On May 28, 2024, the Company issued a press release announcing the resignation of Dr. Bisker-Leib, from her position as Chief Executive Officer, and the appointment of Dr. Schuetz as Chief Executive Officer. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

10.1	Separation Agreement, dated May 28, 2024, by and between Compass Therapeutics, Inc. and Vered Bisker-Leib, PhD
10.2	Consulting Agreement, dated May 28, 2024, by and between Compass Therapeutics, Inc. and Vered Bisker-Leib, PhD
99.1	Press Release, dated May 28, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Compass Therapeutics, Inc.

Date: May 28, 2024	By:	/s/ Neil Lerner
Neil Lerner
VP Finance